EXHIBIT 10.6

                            [FORM OF AWARD AGREEMENT]

                                COMPUPRINT, INC.
                            2005 STOCK INCENTIVE PLAN

                                 AWARD AGREEMENT

TO: [____________]

      We are pleased to inform you that you have been selected by CompuPrint, Inc. (the "Company") to receive a stock option (the "Option") to purchase shares (the "Option Shares") of the Company's Common Stock under the Company's 2005 Stock Incentive Plan (the "Plan").

      The terms of the Option are as set forth in this Agreement and in the Plan, a copy of which is attached. The Plan is incorporated by reference into this Agreement, which means that this Agreement is limited by and subject to the express terms and provisions of the Plan. Capitalized terms that are not defined in this Agreement have the meanings given to them in the Plan.

         The most important terms of the Option are summarized as follows:

         1. Grant Date:                     December 29, 2005
         2. Number of Option Shares:        [500,000/250,000/100,000] shares
         3. Exercise Price:                 $0.50 per share
         4. Expiration Date:                December 28, 2010
         5. Vesting Base Date:              January 1, 2006 (for reference
                                            purposes only)
         6. Type of Option:                 Nonqualified stock option ("NSO")
         7. Vesting and Exercisability:     The Option will vest and become
                                            exercisable according to the
                                            following schedule:

                                            The Option shall vest at a rate of
                                            25% at the end of each three-month
                                            period (i.e., on March 31, June 30,
                                            September 30, December 31) of
                                            continuous service completed after
                                            the Vesting Base Date.

         8. Termination of Option: The unvested portion of the Option will terminate automatically and without further notice immediately upon termination (voluntary or involuntary) of your employment relationship with the Company. The vested portion of the Option will terminate automatically and without further notice on the earliest of the dates set forth below:

                  (a) three months after termination of your employment relationship with the Company for any reason other than Cause, Retirement, Disability or death;
                  (b) one year after termination of your employment relationship with the Company by reason of Retirement, Disability or death; or
                  (c)      the Expiration Date;

Notwithstanding the foregoing, if the Company terminates your services for Cause, you will forfeit the unexercised portion of the Option, including vested and unvested shares, on the date the Company notifies you of your termination, unless the Plan Administrator determines otherwise.

Notwithstanding the foregoing, if the Company terminates your services reasons other for Cause, the vesting of the Option shall be automatically accelerated.

Notwithstanding the foregoing, in the event of a Change of Control (as defined in the Plan), the vesting of the Option shall be automatically accelerated.

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For purposes hereof, "Cause" shall mean: (i) you are convicted of, or plead guilty or nolo contendere to a charge of commission of, a felony; or (ii) you have engaged in willful gross neglect or willful gross misconduct in carrying out your duties, which results in material economic harm to the Company or in reputational harm causing quantifiable material injury to the Company. For purposes hereof, no act or failure to act, on your part, shall be considered "willful" unless it is done, or omitted to be done, by you in bad faith or without reasonable belief that your action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of the President, CEO or a Director or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by you in good faith and in the best interests of the Company. The cessation of employment shall not be deemed to be for Cause unless and until there shall have been delivered to you a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to you and you are given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, you are guilty of the conduct described in clause (ii)above, and specifying the particulars thereof in detail.

For purposes hereof, "Retirement" shall mean any termination of employment relationship with the Company for any reason other than Cause, Disability or death.

For purposes hereof, you will be deemed to have a "Disability" if you are unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

It is your responsibility to be aware of the date your Option terminates.

         9. Method of Exercise: You may exercise the Option by giving written notice to the Company, in form and substance satisfactory to the Company, which will state the election to exercise the Option and the number of shares of Common Stock for which you are exercising the Option. The written notice must be accompanied by full payment of the exercise price for the number of shares of Common Stock you are purchasing.

         10. Form of Payment: You may pay the Option exercise price, in whole or in part, in cash, by check or, such other consideration as the Plan Administrator may permit.

         11. Withholding Taxes: As a condition to the exercise of any portion of the Option that is treated as a nonqualified stock option, you must make such arrangements as the Company may require for the satisfaction of any federal, state or local withholding tax obligations that may arise in connection with such exercise.

         12. Changes in Capital Structure. If all or any portion of the Option shall be exercised subsequent to any share dividend, split-up reorganization, merger, consolidation, combination or exchange of shares, separation, reorganization, or liquidation occurring after the date hereof, as a result of which shares of any class shall be issued in respect of outstanding Common Stock shall be changed into the same or a different number of shares of the same or another class or classes, the person or persons so exercising the Option shall receive, for the aggregate price paid upon such exercise, the aggregate number and class of shares which, if Common Stock (as authorized at the date hereof) had been purchased at the date hereof for the same aggregate price (on the basis of the price per share set forth in paragraph 3 hereof) had been purchased at the date hereof for the same aggregate price (on the basis of the price per share set forth in paragraph 3 hereof) and had not been disposed of, such person or persons would be holding, at the time of such exercise, as a result of such purchase and all such share dividends, split-ups, recapitalization, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations, or liquidations; provided, however, that no fractional share shall be issued upon any such exercise, and the aggregate price paid shall be appropriately reduced on account of any fractional share not issued.

         13. Limited Transferability: During your lifetime only you can exercise the Option. The Option is not transferable except by will or by the applicable laws of descent and distribution. The Option may be exercised by the personal representative of your estate or the beneficiary thereof following your death. Any attempted assignment, transfer, pledge, hypothecation, or other disposition of the Option contrary to the provisions hereof, and the levy of any execution, attachment, or similar process upon the Option, shall be null and void and without effect.

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         14. Incentive Stock Plan. If the Plan is not approved by the Company's shareholders within one year of its adoption, such failure of obtaining shareholder approval shall have no effect whatsoever as to the validity or enforceable of the Option, and the Option shall be deemed a non-incentive stock option granted apart from the Plan and reference to the Plan shall be made to provide the meaning and intent to the terms and provisions that are not otherwise defined herein.

         15. Binding Effect: This Agreement shall inure to the benefit of the successors and assigns of the Company and be binding upon you and your heirs, executors, administrators, successors and assigns. Please execute the following Acceptance and Acknowledgment and return it to the undersigned.

Dated:  December 29, 2005

                                Very truly yours,

                                COMPUPRINT, INC.

                                As authorized by the Board of Directors

                                By
                                  --------------------------------
                                Name:
                                Title:

Accepted:

--------------------------------

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                         [FORM OF ELECTION TO PURCHASE]


      The undersigned hereby irrevocably elects to exercise the right, represented by the undersigned's Option, to purchase shares of common stock in accordance with the terms of that certain Option pursuant to the CompuPrint, Inc. 2005 Stock Incentive Plan. The undersigned requests that a certificate for such securities be registered in the name of __________________ whose address is ____________________ and that such Certificate be delivered to _______________ whose address is ____________________.

Dated: _______________________



Signature         ___________________________________________
                  (Signature must conform in all respects to name of holder as specified on the face of the Option.)

                  Social Security ________________________
                  (or Other Identifying Number)


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